UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2012

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 16, 2012, pursuant to Section 109(a) of the Delaware General Corporation Law, the Board of Directors of Ramtron International Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws allowing the Board of Directors to fix a record date in order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting.

The Board of Directors is authorized by its Certificate of Incorporation and Amended and Restated Bylaws to amend its bylaws without stockholder approval.

The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

ITEM 8.01 OTHER	EVENTS

One June 18, 2012, the Company issued a press release responding to the unsolicited proposal by Cypress Semiconductor Corporation, attached hereto as Exhibit 99.1. On June 18, 2012, the Company also sent letters to its employees and to its partners and distributors, attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, in response to such proposal.

ITEM 9.01 EXHIBITS

3.2	Amended and Restated Bylaws of the Company, as amended

99.1	Press Release

99.2	Letter to Employees

99.3	Letter to Partners and Distributors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards
Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Officer of the Registrant)

Dated: June 18, 2012